Exhibit 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT

In connection with the Quarterly Report on Form 10-Q of Royalty Pharma plc (the “Company”) for the quarter ended June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2026

/s/ Pablo Legorreta
Name: Pablo Legorreta
Chief Executive Officer

/s/ Terrance Coyne
Name: Terrance Coyne
Chief Financial Officer